UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2017 (August 9, 2017)

MOODY NATIONAL REIT II, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	000-55778 (Commission File Number)	47-1436295 (I.R.S. Employer Identification No.)

6363 Woodway Drive, Suite 110

Houston, Texas  77057

(Address of principal executive offices, including zip code)

(713) 977-7500

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement

As previously disclosed, on November 16, 2016, Moody National REIT II, Inc. (the “Company”), Moody National Operating Partnership II, LP (“Moody II OP”), the operating partnership of the Company, Moody Merger Sub, LLC (“Merger Sub”), a wholly-owned subsidiary of the Company, Moody National Advisor II, LLC, the Company’s advisor, Moody National REIT I, Inc. (“Moody I”), Moody National Operating Partnership I, L.P. (“Moody I OP”), the operating partnership of Moody I and Moody National Advisor I, LLC, Moody I’s advisor, entered into an agreement and plan of merger (the “Merger Agreement”). Pursuant to the Merger Agreement, (i) Moody I will merge with and into Merger Sub (the “REIT Merger”) with Merger Sub surviving the REIT Merger and continuing as a wholly-owned subsidiary of the Company and (ii) Moody II OP will merge with and into Moody I OP (the “Partnership Merger”), with Moody I OP surviving the Partnership Merger as the “Surviving Partnership.”

In addition, subject to the terms and conditions of the Merger Agreement, at the effective time of the Partnership Merger, each outstanding unit of limited partnership interest in Moody I OP will be automatically cancelled and retired, and converted into the right to receive a number of units of limited partnership interest in the Surviving Partnership equal to an exchange ratio subsequently determined by the parties to the Merger Agreement to be 0.41. Each unit of limited partnership interest in Moody I OP designated as a special partnership unit pursuant to Moody I OP’s limited partnership agreement will be automatically cancelled and retired and shall cease to exist, and no consideration shall be paid, nor, except as expressly provided in that certain termination agreement described in the Merger Agreement, shall any other payment or right inure or be made with respect thereto in connection with or as a consequence of the Partnership Merger. Each outstanding unit of limited partnership interest in Moody II OP will remain outstanding as one unit of limited partnership interest in the Surviving Partnership, and each unit designated as a special partnership unit pursuant to the limited partnership agreement of Moody II OP will remain outstanding as one special unit in the Surviving Partnership.

On August 9, 2017, the parties to the Merger Agreement entered into Amendment No. 1 to the Merger Agreement (the “Amendment”). Pursuant to the Amendment, the terms of the Partnership Merger are amended such that Moody I OP will merge with and into Moody II OP, with Moody II OP surviving the Partnership Merger as the Surviving Partnership. The effects of the Partnership Merger set forth in the immediately preceding paragraph remain unchanged.

In addition to the foregoing, the Amendment also clarifies that the name of the entity surviving the REIT Merger will continue to be named “Moody Merger Sub, LLC.”

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits filed as part of this Current Report on Form 8-K are identified in the Exhibit Index immediately following the signature page of this report. Such Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by termination the undersigned thereunto duly authorized.

Date: August 10, 2017	MOODY NATIONAL REIT II, INC.

	By:	/s/ Brett C. Moody
Brett C. Moody
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
2.1	Amendment No. 1, dated as of August 9, 2017 to the Agreement and Plan of Merger, dated as of November 16, 2017, by and among Moody National REIT II, Inc., Moody National Operating Partnership II, LP, Moody Merger Sub, LLC, Moody National Advisor II, LLC, Moody National REIT I, Inc., Moody National Operating Partnership I, L.P., and Moody National Advisor I, LLC